UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2009

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

______________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 17, our board of directors determined, based upon comments received from the Securities and Exchange Commission to our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009, that revisions should be made to certain valuations and disclosures resulting in additional non-cash charges in such Reports and the financial statements should be amended for those periods.

As a result of the SEC’s comments, we have revised our accounting treatment with respect to the fair value of our derivative liabilities related to the embedded conversion features in our convertible notes payable, which resulted in an additional material non-cash charge for the six months ended June 30, 2009.  This charge will be reported as interest expense, loss on extinguishment of debt and change in fair value of derivative liabilities in the Company’s amended statements of operations for the quarters ended March 31, 2009 and June 30, 2009.

Our Chief Financial Officer has discussed the foregoing matter with Squar, Milner, Peterson, Miranda & Williamson, LLP, the Company’s independent public accounting firm.

We intend to file as soon as practicable amendments to our Quarterly Reports on Form 10-Q for these periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Ian Gardner
Name: Ian Gardner
Title: Chief Executive Officer

Date:  September 18, 2009